EXHIBIT 10.4
DEED OF INDEMNITY

THIS DEED OF INDEMNITY is made on the [Date]

BETWEEN

(1)Royalty Pharma plc, a public limited company registered in England and Wales with company number 12446913 whose registered office is at The Pavilions, Bridgwater Road,
Bristol, England, BS13 8AE (the “Company”); and

(2)[Name], a director or officer of the Company, of [Address] (the “Indemnitee”).

Now THIS DEED WITNESSED as follows:

1.Subject to the terms of this Deed, the Company shall, to the fullest extent permitted by law and without prejudice to any other indemnity to which the Indemnitee may otherwise be entitled, indemnify and hold the Indemnitee harmless in respect of all claims, actions and proceedings, and any threats or investigations related thereto, whether civil, criminal or regulatory (“Claims”), and any losses, damages, penalties, liabilities, compensation or other awards arising in connection with any such Claims (“Losses”), whether instigated, imposed or incurred under the laws of England and Wales or the law of any other jurisdiction and arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of the Indemnitee’s powers, duties or responsibilities as a director or officer of the Company or any of its subsidiaries (as defined in section 1159 and Schedule 6 of the Act) for the time being (together referred to in this Deed as “Group Companies”), or arising out of, or in connection with, an Indemnitee’s obligations under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”) (including without limitation Section 16 of the Exchange Act) subject to the remaining provisions of this Deed. In this Deed the “Act” means the Companies Act 2006 including any modification or re-enactment of it for the time being in force.

2.The indemnity in clause 1 of this Deed shall be deemed not to provide for, or entitle the Indemnitee to, any indemnification that would cause this Deed, or any part of it, to be treated as void under the Act and, in particular, to the extent the liability attaches to the Indemnitee in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director or officer, shall not provide directly or indirectly (to any extent) any indemnity against:

(a)any liability incurred by the Indemnitee to the Company or any associated company (as defined in section 256 of the Act) (each, an “Associated Company”); or

(b)any liability incurred by the Indemnitee to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non- compliance with any requirement of a regulatory nature (however arising); or

(c)any liability incurred by the Indemnitee to disgorge short-swing profits under Section 16 of the Exchange Act; or

(d)any liability incurred by the Indemnitee:

(i)in defending any criminal proceedings in which he is convicted; or

(ii)in defending any civil proceedings brought by the Company, or an Associated Company, in which judgment is given against him; or

(iii)in connection with any application under section 661(3) or section 661(4) or section 1157 of the Act in which the court refuses to grant him relief, where, in any such case, any such conviction, judgment or refusal of relief has become final; or

(iv) in defending any claim under Section 16 of the Exchange Act in which the Indemnitee admits liability in whole or in part.

Reference in this clause 2 to a conviction, judgment or refusal of relief becoming final shall be construed in accordance with section 234(5) of the Act.

3.Without prejudice to the generality of and in addition to the indemnity set out in clause 1 of this Deed, the Company shall, to the fullest extent permitted by law, indemnify and hold the Indemnitee harmless on an ‘as incurred’ basis against all legal and other costs, charges and expenses reasonably incurred:

(a)in defending Claims including, without limitation, Claims brought by, or at the request of, the Company or any Associated Company;

(b)in defending himself in any investigation into the affairs of the Company or any of its subsidiaries by any judicial, governmental, regulatory or other body or against any action proposed to be taken by any such authority; and

(c)in connection with any application under section 661(3) or section 661(4) or section 1157 of the Act,

provided that, in accordance with section 234 of the Act, the Indemnitee agrees that the indemnity provided for in this clause 3 shall not extend to any such legal and other costs, charges and expenses incurred by the Indemnitee:

(i)in defending criminal proceedings in which he is convicted; or

(ii)in defending civil proceedings brought by the Company or an Associated Company in which judgment is given against him; or

(iii)in connection with an application for relief which is refused, and any monies paid by the Company in respect of the indemnity in this clause 3 shall fall to be repaid not later than:

(A)in the event of the Indemnitee being convicted in the proceedings, the date when the conviction becomes final; or

(B)in the event of judgment being given against the Indemnitee in the proceedings, the date when the judgment becomes final; or

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(C)in the event of the court refusing to grant the Indemnitee relief on the application, the date when the refusal of relief becomes final.

References in this clause 3 to a conviction, judgment or refusal of relief being ‘final’ shall be construed in accordance with section 234(5) of the Act.

References to the Company indemnifying and holding the Indemnitee harmless on an ‘as incurred’ basis against all legal and other costs, charges and expenses reasonably incurred shall mean that the Company shall pay the fees and expenses of counsel to the Indemnitee to defend Claims, including any appeals, directly to such counsel when due until such time, if ever, as the Indemnitee has finally been adjudicated to be not entitled to indemnification under clause 1 of the Deed.
4.The Company shall use reasonable endeavours to purchase and maintain appropriate directors’ and officers’ liability insurance on terms no less favourable than the existing directors’ and officers’ liability insurance of the Company at the date of this Deed (including ensuring that premiums are properly paid in full by the due date) for the benefit of the Indemnitee for so long as any Claims may lawfully be brought against the Indemnitee in respect of the period whilst he has been a director or officer.

5.The Company shall only be liable to indemnify the Indemnitee in accordance with this Deed if the Indemnitee gives written notice to the Company upon receipt of any demand relating to any Claims (or circumstances which may reasonably be expected to give rise to a demand relating to Claims) giving full details and providing copies of all relevant correspondence, keeps the Company informed of all material developments in the progress of any Claims, including providing all such information in relation to any Claims or Losses or any other costs, charges or expenses incurred as the Company may reasonably request, and takes all such action as the Company may reasonably request to avoid, dispute, resist, appeal, compromise or defend any Claims.

6.If a company ceases to be a Group Company after the date of this Deed, the Company shall only be liable to indemnify the Indemnitee in respect of liabilities in relation to that company which arose before the date on which that company ceased to be a Group Company.

7.The Indemnitee of any company which becomes a Group Company after the date of this Deed shall be indemnified only in respect of liabilities arising after the date on which that company became a Group Company.

8.All sums payable by the Company hereunder shall be paid free and clear of any setoff, deduction, withholding or counterclaim on any account whatsoever, save only as may be required by law. If any deduction or withholding is required by law, then the Company shall be obliged to pay to the Indemnitee such amount as will ensure that after such deduction or withholding has been made, the Indemnitee receives a sum equal to the amount that he would otherwise have received in the absence of such deduction or withholding.

9.This Deed shall remain in force until such time as any relevant limitation periods for bringing Claims against the Indemnitee have expired, or for so long as the Indemnitee remains liable for any Losses.

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10.The Company can amend the terms of this Deed on one month’s notice to the Indemnitee. No such amendment shall affect the rights of the Indemnitee in respect of any Claims and Losses arising out of any act or omission of the Indemnitee that occurred before any such amendment is made.

11.If this Deed is finally judicially determined in a relevant jurisdiction to provide for, or entitle the Indemnitee to, indemnification against any Claims or Losses that would cause this Deed, or any part of it, to be treated as void under the laws of that jurisdiction, this Deed shall, in so far as it relates to such jurisdiction, be deemed not to provide for, or entitle the Indemnitee to, any such indemnification, and the Company shall instead indemnify the Indemnitee against any Claims or Losses to the fullest extent permitted by law in that jurisdiction.

12.The successors and personal representatives of the Indemnitee shall be entitled to the benefit of this Deed.
13.Save as aforesaid, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

14.This Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts will together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail attachment or telecopy will be an effective mode of delivery.

15.This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and interpreted in accordance with, the laws of England and Wales and each of the Company and the Indemnitee hereby submit for all purposes in connection with this Deed to the exclusive jurisdiction of the High Court of Justice in England and Wales.

IN WITNESS whereof this Deed has been executed on the day and year first above written.

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EXECUTED and DELIVERED    )
as a DEED by Royalty Pharma plc )
acting by    )
)

________________________
Signature

a director, in the presence of:

Signature:     _________________________ Name:     _________________________

Address: _________________________

_______________________________
__________________________
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EXECUTED and DELIVERED    )
as a DEED by [Name]    )

________________________

Signature

in the presence of:

Signature:    _________________________ Name:    _________________________

Address: _________________________

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